                                                                    Exhibit 10.1

                                VOTING AGREEMENT

          VOTING AGREEMENT, dated as of August 18, 2004 (this "AGREEMENT"), among BREP IV Hotels Holding L.L.C., a Delaware limited liability company
("PARENT"), A.F. Petrocelli ("PETROCELLI") and United Capital Corp., a Delaware
corporation ("UCC," and together with Petrocelli, the "Stockholders").

          WHEREAS, concurrently herewith, Parent, BREP IV Hotels Acquisition
L.L.C., a Delaware limited liability company and a wholly owned subsidiary of
Parent ("MERGER SUB"), and Prime Hospitality Corp., a Delaware corporation (the
"COMPANY"), are entering into an Agreement and Plan of Merger (the "MERGER
AGREEMENT"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), pursuant to which (and subject to the terms and conditions set forth therein) the Company will merge with and into
Merger Sub (the "MERGER") and each outstanding share of common stock, par value
$0.01 per share, of the Company (the "COMMON STOCK") will be converted into the right to receive the Merger Consideration;

          WHEREAS, Petrocelli beneficially owns 45,000 Shares, excluding the UCC
Shares (as hereinafter defined) and Shares issuable upon conversion of employee stock options (the "PETROCELLI SHARES"), and UCC beneficially owns 3,539,697
Shares (the "UCC SHARES," and together with the Petrocelli Shares, the "OWNED
SHARES"), the Owned Shares, including any Shares acquired by either of the
Stockholders after the date hereof and prior to the termination hereof, whether upon exercise of options, warrants, conversion of other convertible securities or otherwise, are collectively referred to herein as the "COVERED SHARES";

          WHEREAS, in order to induce Parent to enter into the Merger Agreement and proceed with the Merger, Parent and the Stockholders are entering into this
Agreement; and

          WHEREAS, each of the Stockholders acknowledges that Parent is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Merger Agreement if the Stockholders did not enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and each of the Stockholders hereby agree as follows:

          1.  AGREEMENT TO VOTE.

          (a) Prior to any termination of this Agreement, subject to Section 7 hereof (in the case of Petrocelli), each of the Stockholders hereby agrees that it shall, and shall cause any other holder of record of any Covered Shares to, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, (i) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, (ii)
vote (or caused to be voted) in person or by proxy all Covered Shares in favor of the Merger and any other matters necessary for consummation of the
Transactions and (iii) vote (or cause to be voted) all Covered Shares against

(A) any proposal for any recapitalization, reorganization, liquidation, merger, sale of assets or other business combination between the Company and any other person (other than the Merger) and (B) any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the
Merger or any of the Transactions, any transactions contemplated by this
Agreement or result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement.

          (b) EACH OF THE STOCKHOLDERS HEREBY GRANTS TO, AND APPOINTS, PARENT,
EACH SENIOR MANAGING DIRECTOR OF PARENT AND THE SECRETARY OF PARENT, IN THEIR
RESPECTIVE CAPACITIES AS OFFICERS OF PARENT, AND ANY OTHER DESIGNEE OF PARENT,
EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION
DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE
COVERED SHARES AS INDICATED IN CLAUSE (a) OF THIS SECTION 1. EACH OF THE
STOCKHOLDERS INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE)
AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH
OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND
HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY EACH STOCKHOLDER WITH RESPECT TO
THE COVERED SHARES.

          (c) Except as set forth in clause (a) of this Section 1, the
Stockholders shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the
Company. In addition, nothing in this Agreement shall give Parent the right to vote any Covered Shares in connection with the election of directors.

          2. NO INCONSISTENT AGREEMENTS. Each of the Stockholders hereby covenants and agrees that, except as contemplated by this Agreement, it (a) has not entered into, and shall not enter at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered
Shares and (b) has not granted, and shall not grant at any time while this
Agreement remains in effect, a proxy or power of attorney with respect to the
Covered Shares, in either case, which is inconsistent with its obligations pursuant to this Agreement.

          3. TERMINATION. This Agreement shall terminate upon the earliest of
(a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) written notice of termination of this
Agreement by Parent to the Stockholders, such date shall be referred to herein as the "TERMINATION DATE".

          4. REPRESENTATIONS AND WARRANTIES.

          (a) REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants to the Stockholders as follows:

          (i) VALID EXISTENCE. Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite limited liability company power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

          (ii) AUTHORITY RELATIVE TO THIS AGREEMENT. Parent has all necessary limited liability company power and authority to execute and deliver this
     Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action, and no other limited liability company proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Parent and, assuming due authorization, execution and delivery by each of the Stockholders, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

          (iii) NO CONFLICTS. Except for the applicable requirements of the
     Exchange Act (A) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign governmental authority is necessary on the part of Parent for the execution and delivery of this
     Agreement by Parent and the consummation by Parent of the transactions contemplated hereby and (B) neither the execution and delivery of this
     Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby nor compliance by Parent with any of the provisions hereof shall (1) conflict with or violate the Certificate of Formation or
     Limited Liability Company Agreement (or similar organizational document) of
     Parent, (2) result in any breach or violation of, or constitute a default
     (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent pursuant to, any Contract to which Parent is a party or by which Parent or any property or asset of Parent is bound or affected or (3) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its properties or assets, except in the case of (2) or (3) for violations, breaches or defaults that would not in the aggregate materially impair the ability of Parent to perform its obligations hereunder.

          (b) REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. The
Stockholders hereby severally (and not jointly) represent and warrant to Parent as follows:

          (i) OWNERSHIP OF SECURITIES. The Stockholders are the only beneficial owners and record holders of the Covered Shares, free and clear of Liens and the Stockholders have sole voting power and sole power of disposition with respect to all Covered Shares, with no restrictions, subject to applicable federal securities laws on their rights of disposition pertaining thereto (other than as created by this Agreement). As of the date hereof, Petrocelli does not own beneficially or of record any equity securities of the Company other than the Petrocelli Shares, the UCC Shares and 4,825,000 Shares issuable upon the exercise of stock options, including
     3,075,000 Shares issuable upon the exercise of currently exercisable stock options (collectively, the "Options") and UCC does not own beneficially or of record any equity securities of the Company other than the UCC Shares.
     Neither Stockholder has appointed or granted any proxy which is still in effect with respect to the Covered Shares.

          (ii) EXISTENCE, POWER; BINDING AGREEMENT. UCC is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.
     Petrocelli has full power and authority to execute and deliver this
     Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Stockholders and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of each of the Stockholders, enforceable against each of Stockholders in accordance with its terms. If Petrocelli is married, and any of the Covered Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of,
     Petrocelli's spouse, enforceable in accordance with its terms.

          (iii) NO CONFLICTS. Except for the applicable requirements of the
     Exchange Act (A) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign governmental authority is necessary on the part of either of the Stockholders for the execution and delivery of this Agreement by either of the Stockholders and the consummation by either of the Stockholders of the transactions contemplated hereby and (B) the execution and delivery of this Agreement by the
     Stockholders or the consummation by the Stockholders of the transactions contemplated hereby or compliance by the Stockholders with any of the provisions hereof shall not (1) in case of UCC, violate any provision of its certificate of incorporation, bylaws or similar organizational documents, (2) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a
     Lien on any property or asset of either of the Stockholders pursuant to any
     Contract to which either of the Stockholders is a party or by which either of the Stockholders or any property or asset of either of the Stockholders is bound or affected or (3) violate any order, writ, injunction, decree, statute, rule or regulation applicable to either of the Stockholders or any of its properties or assets, except in the case of (2) or (3) for violations, breaches or defaults that would not in the aggregate materially impair the ability of either of the Stockholders to perform its obligations hereunder.

          (iv) ACCREDITED INVESTOR. Each of the Stockholders is an "accredited investor" (as defined under the Securities Act) and a sophisticated investor, is capable of evaluating the merits and risks of its investments and has the capacity to protect its own interests.

          5. CERTAIN COVENANTS OF THE STOCKHOLDERS. Except in accordance with the terms of this Agreement, each of the Stockholders hereby severally (and not jointly) covenants and agrees as follows:

          (a) NO SOLICITATION. Prior to any termination of this Agreement, subject to Section 7 hereof (with respect to Petrocelli), each of the
Stockholders agrees that neither it nor any of its Representatives shall, directly or indirectly, solicit (including by way of furnishing information) any inquiries or the making of any proposal by any person or entity (other than
Parent or any affiliate of Parent) which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal. If either of the Stockholders receives a bona fide inquiry or proposal with respect to the sale of Shares, then such Stockholder shall promptly inform Parent of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it.
Each of the Stockholders will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any of the foregoing.

          (b) RESTRICTION ON TRANSFER, PROXIES AND NON-INTERFERENCE. Except as
set forth in Section 8 hereof (in the case of Petrocelli), each of the
Stockholders hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any Contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Covered Shares or Options, (ii)
grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (iii) knowingly take any action that would make any representation or warranty of either of the Stockholders contained herein untrue or incorrect or have the effect of preventing or disabling either of the Stockholders from performing its obligations under this Agreement.

          (c) Each of the Stockholders agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new Shares acquired by such Stockholder, if any, after the date hereof (including, upon exercise of
Options).

          6. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall take such reasonable further action as may reasonably be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

          7. FIDUCIARY DUTIES. Notwithstanding anything in this Agreement to the contrary: (a) Petrocelli makes no agreement or understanding herein in any capacity other than in Petrocelli's capacity as a record holder and beneficial owner of Covered Shares, (b) nothing herein shall be construed to limit or affect any action or inaction by Petrocelli acting in his capacity as a director of the Company and in compliance with Section 6.04 of the Merger Agreement and
(c) Petrocelli shall have no liability to Parent or any of its affiliates under this Agreement or otherwise as a result of any action or inaction by Petrocelli in his capacity as a director of the Company and in compliance with Section 6.04 of the Merger Agreement.

          8. PERMITTED TRANSFERS. Notwithstanding anything in this Agreement to the contrary, Petrocelli may transfer any or all of the Petrocelli Shares, in accordance with provisions of applicable Law, to Petrocelli's spouse, ancestors, descendants or any trust (controlled by Petrocelli) for any of their benefit or to a charitable trust (controlled by Petrocelli); PROVIDED, HOWEVER, that, prior to and as a condition to the effectiveness of such transfer, each person to which any of such Petrocelli Shares or any interest in any of such Petrocelli
Shares is or may be transferred shall have executed and delivered to Parent a counterpart of this Agreement pursuant to which such person shall be bound by all of the terms and provisions of this Agreement, and shall have agreed in writing with Parent to hold such Petrocelli Shares or interest in such
Petrocelli Shares subject to all of the terms and provisions of this Agreement.

          9. NO CONTROL. Nothing contained in this Agreement shall give Parent the right to control or direct the Company or the Company's operations.

          10 AMENDMENT. This Agreement may be amended by the parties hereto;
PROVIDED, HOWEVER, that after the adoption of this Agreement and the
Transactions by the stockholders of the Company no amendment shall be made except as allowed under applicable Law. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          11. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of the Stockholders and Parent contained herein shall not survive the closing of the transactions contemplated hereby and by the
Merger Agreement.

          12. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing in the English language and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth business day following the date of mailing if delivered by registered or certified mail
(postage prepaid, return receipt requested) or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed. All notices hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12):

          if to Parent:

                     c/o Blackstone Real Estate Partners IV L.P.
                     345 Park Avenue
                     New York, NY  10154
                     Facsimile No.:  (212) 583-5573
                     Attention: Jonathan D. Gray

          with a copy to:

                     Simpson Thacher & Bartlett LLP
                     425 Lexington Avenue
                     New York, New York  10017
                     Facsimile No.:  (212) 455-2502
                     Attention: Brian M. Stadler

          if to Petrocelli:

                     c/o United Capital Corp.
                     9 Park Place
                     Great Neck, New York 11021
                     Facsimile No.: (516) 829-4301
                     Attention: A.F. Petrocelli

          if to UCC:

                     United Capital Corp.
                     9 Park Place
                     Great Neck, New York 11021
                     Facsimile No:  (516) 829-4301
                     Attention:  Anthony J. Miceli

          13. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

          14. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (a) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof and (b)
shall not be assigned by operation of law or otherwise, except that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent; PROVIDED, HOWEVER, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

          15. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          16. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the
Delaware Court of Chancery. The parties hereto hereby (a) submit to the exclusive jurisdiction of the Delaware Court of Chancery for the purpose of any
Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this
Agreement or the transactions contemplated hereby may not be enforced in or by the above-named court. This Agreement does not involve less than $100,000, and the parties intend that 6 Del.C. ss.2708 shall apply to this Agreement.

          17. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          18. COUNTERPARTS. This Agreement may be executed and delivered
(including by facsimile transmission) in one or more counterpart, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, Parent and each Stockholder have caused to be executed or executed this Agreement as of the date first written above.

                                       BREP IV Hotels Holding L.L.C.

                                       /s/ Jonathan D. Gray
                                       -----------------------------------------
                                       Name:  Jonathan D. Gray
                                       Title: Senior Managing Director
                                              and Vice President

                                       A.F. Petrocelli

                                       /s/ A.F. Petrocelli
                                       -----------------------------------------
                                       A.F. Petrocelli

                                       UNITED CAPITAL CORP.

                                       /s/ Anthony J. Miceli
                                       -----------------------------------------
                                       Name:    Anthony J. Miceli
                                       Title:   Vice President